Exhibit 99.1

News Release
Media Contact:
Mary Davis
(734) 477-1374
Borders Receives Refinancing Commitment from GE Capital
GE Capital, Restructuring Finance Provides Commitment for $550 Million Senior Secured Credit Facility
Refinancing Commitment Supports Borders’ Strategy to Reposition Its Business and Brand for the Long Term
Ann Arbor, Mich. Jan. 27, 2011 — Borders Group, Inc. (NYSE:BGP) today announced that it has received a commitment from GE Capital, Restructuring Finance to provide a $550 million senior secured credit facility that, upon completion, including the obtaining of $125 million of additional junior debt financing via the conversion of vendor payables and/or external sources, will provide Borders with the financial flexibility and an appropriate level of liquidity to move forward with its strategy to reposition its business model and the Borders brand. GE Capital provided its financing commitment following a comprehensive review of the company’s strategic plan to restructure its business model by focusing on core business areas in order to improve profitability and cash flow.
The new $550 million senior secured credit facility, once funded, will mature in 2014, and will replace the company’s existing revolving senior credit and term loan facilities.
The commitment provided by GE Capital is subject to certain conditions, including:
•	The successful syndication of $175 million of the senior credit facility with other lenders, which GE Capital and the company are both working to secure;

•	$125 million of junior debt financing provided by certain vendors and other lenders;

•	The completion of supporting financing arrangements with the company’s vendors, landlords and other financing parties on terms satisfactory to GE Capital;

•	Borders’ finalization of a store closure program comprising the identification of underperforming stores that will be closed as soon as practicable;

•	GE’s completion of its business, financial and legal due diligence; the negotiation and execution of definitive financing documents; the absence of any material adverse change in the company’s business or financial condition; and other customary conditions.
Borders Group President Mike Edwards stated, “We are pleased that, after a thorough review of our business strategy and related long-term potential by GE Capital and outside experts, GE Capital is committing to put in place a new senior financing facility for the company. This is an important step for Borders toward implementation of its comprehensive plan to reposition itself as a vibrant national retailer of books and other related products to the consumer. We strongly believe that, based on our business strategy, Borders will be able to transform its business to capitalize on the evolving reading marketplace and perform as a best-in-class destination and shopping experience for consumers.”
Under the new business plan, the company’s strategy will focus on five key areas:
•	Continuing to expand and enhance the Borders Rewards Plus program;

•	Strengthen the company’s position as a purveyor of content by aggressively growing Borders.com and eBook market share;

•	Expand and enhance the company’s overall retail mix, including non-book offerings, to improve profitability and offset the digital effect;
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•	Aggressively reduce costs across the business, including costs in the supply chain network and store portfolio;

•	Make strategic investments in IT to improve the customer experience.
Borders previously reported that, as part of its refinancing efforts, it had delayed payments to its vendors. Subsequently, the company has been in discussions with certain of those vendors on restructuring its financing arrangements. The company has also been in discussions with certain landlords and other parties with respect to arrangements, including financing arrangements, that support the company’s business plan. The company believes that today’s commitment from GE Capital positions Borders well to move the business forward, and expects to demonstrate to its vendors how their support for Borders will be to the benefit of the company, the vendors, and their shared consumers.
“Borders is doing everything possible to maintain its long-term and valued relationships with our vendors and publishers, which are in the best interests of serving our combined customers. We view the refinancing route as the most practical, efficient and beneficial to all parties, and we are working with our vendors in this regard. At the same time, given the current environment surrounding Borders, and in order to assure that the company can pursue its efforts to position itself to properly implement its business plan, it is prudent as well for Borders to explore alternative avenues, including the possibility of an in-court restructuring. We are confident that whatever path Borders pursues to implement its strategy, we will be able to count upon the support of our vendors, who understand the critical role a strong Borders provides to the reading public,” commented Mr. Edwards.
About Borders Group, Inc. Headquartered in Ann Arbor, Mich., Borders Group, Inc. (NYSE: BGP) is a leading specialty retailer of books as well as other educational and entertainment items. The company employs approximately 19,500 throughout the U.S., primarily in its Borders® and Waldenbooks® stores. Online shopping is offered through borders.com. Find author interviews and vibrant discussions of the products we and our customers are passionate about online at facebook.com/borders, twitter.com/borders and youtube.com/bordersmedia. For more information about the company, visit borders.com/media.
Safe Harbor Statement This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as “expect,” “believe,” “planning,” “possibility,” “opportunity,” “goal,” “will,” “may,” “intend,” “anticipates,” “working toward” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address matters such as the company’s future financial condition and performance (including earnings per share, profitability, liquidity, cash flows, debt levels, market share growth and other sales information, inventory levels and capital expenditures), its ability to obtain adequate financing, including the company’s new senior financing facility contemplated by the GE Capital commitment and supporting financing arrangements, its cost reduction initiatives and plans for store closings, its brand transformation initiatives, including the expansion of product categories, partnerships with leading brands and pilot programs relating to these initiatives. These statements are subject to risks and uncertainties that could cause actual results and plans to differ materially from those included in the company’s forward-looking statements.
These risks and uncertainties include, but are not limited to, consumer demand for the company’s products, particularly during the holiday season, which is believed to be related to general economic and geopolitical conditions, competition and other factors; the possibility that the company’s new senior financing facility or supporting financing arrangements to be provided by the company’s vendors, landlords or other parties may be delayed, may not be consummated or may be consummated on terms that are materially disadvantageous to the company or its stockholders; the continuing availability of adequate vendor credit to support the company’s operations; the loss of key executives and employees, the significant costs expected to be incurred in connection with the company’s refinancing plan, adverse litigation results or other claims; the performance of the company’s information technology systems; the
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anticipated impact of our Borders Rewards and Borders Rewards Plus programs; and, with respect to brand transformation initiatives, the selection of and availability to the company of acceptable products, as well as the ability to identify appropriate partners and to consummate agreements with them.
The company’s periodic reports filed from time to time with the Securities and Exchange Commission contain more detailed discussions of these and other risk factors that could cause actual results and plans to differ materially from those included in the forward-looking statements, and those discussions are incorporated herein by reference. The company does not undertake any obligation to update forward-looking statements.
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